UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2016

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110	92121
San Diego, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Item 2.02 Results of Operations and Financial Condition.

On November 3, 2016, Ligand Pharmaceuticals Incorporated (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2016 (the “Earnings Release”). A copy of the Earnings Release was furnished as Exhibit 99.1 to the Company’s Form 8-K filed on November 3, 2016. The Earnings Release included a reconciliation of U.S. generally accepted accounting principles (“GAAP”) net income and earnings per share to adjusted net income and adjusted earnings per share. Due to the corrections to GAAP net income described below, the Company is furnishing a revised reconciliation as Exhibit 99.1 to this report.

In accordance with General Instruction B.2. of Form 8-K, the information in and exhibits furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed on November 3, 2016, in the Earnings Release, as identified above in Item 2.02, the Company conducted a review of the amount of net operating loss carryforwards recorded as a result of certain acquisitions accounted for prior to February of 2010. These net operating loss carryforwards resulted in a portion of our deferred tax assets (“DTA”) of approximately $209 million and a tax benefit of $220 million as of and for the third quarter of 2015. As a result of this review, management has determined that the Company overstated the value of the DTA by approximately $27.5 million, or 13% of the DTA initially recorded in the third quarter of 2015. The adjustment reduces the discrete DTA gain and reduces GAAP net income for that period by the same amount. As restated, the Company’s balance sheet for the third quarter of 2015 and every subsequent period should reflect the reduction in DTA.

Further, management determined that the Company’s outstanding convertible senior unsecured notes due 2019 (the “Convertible Notes”) should have been classified as short-term debt rather than long-term debt as of December 31, 2015 because the Convertible Notes were convertible according to their terms as of such date. In addition, the related unamortized discount of $39.6 million previously included within stockholders' equity was reclassified as temporary equity component of currently redeemable convertible notes on our Consolidated Balance Sheet. The change to the classification of the Convertible Notes has no effect on GAAP net income.

Section 404 of Sarbanes Oxley Act

Management has evaluated the effect of the restatement on the Company’s prior conclusions on the effectiveness of its internal control over financial reporting and disclosure controls and procedures as of December 31, 2015. In connection with management’s re-evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, management determined that the Company did not maintain effective controls over the accuracy and presentation of the accounting for income taxes relate to complex transactions, including the income tax provision and related tax assets and liabilities and controls over the financial reporting classification of convertible debt and temporary equity. The Company will amend its disclosures pertaining to its evaluation of such controls and procedures in the Form 10-K/A to report a material weakness in those controls and procedures and will report that its internal control over financial reporting and its disclosure controls and procedures were not effective as of December 31, 2015.

Consequently, on November 14, 2016, the Audit Committee of the Company’s board of directors, in consultation with management, determined that the consolidated financial statements as of and for each of the following financial periods contain a material error, should not be relied upon and need to be restated: September 30, 2015, December 31, 2015, March 31, 2016 and June 30, 2016 (collectively, the “Previously Issued Financial Statements”).

The Audit Committee and management have discussed the matters disclosed in this filing pursuant to Item 4.02(a) with the Company's former and current independent registered public accounting firms.

The summary of the effects of the adjustments to the financial statement line items are set forth below (in thousands):

	Year ended December 31, 2015
	As Reported	Adjustments	As Restated
Income tax benefit	$219,596	$(27,481)	$192,115
Net income	257,305	(27,481)	229,824
Comprehensive income	257,273	(27,481)	229,792
Basic earnings per share	13.00	(1.39)	11.61
Diluted earnings per share data	12.12	(1.30)	10.82

	Nine months ended September 30, 2015
	As Reported	Adjustments	As Restated
Income tax benefit	$219,083	$(27,481)	$191,602
Net income	250,964	(27,481)	223,483
Comprehensive income	251,351	(27,481)	223,870
Basic earnings per share	12.71	(1.39)	11.32
Diluted earnings per share data	11.88	(1.30)	10.58

	Three months ended September 30, 2015
	As Reported	Adjustments	As Restated
Income tax benefit (expense)	$219,362	$(27,481)	$191,881
Net income	226,646	(27,481)	199,165
Comprehensive income	222,981	(27,481)	195,500
Basic earnings per share	11.40	(1.39)	10.01
Diluted earnings per share data	10.56	(1.28)	9.28

The effects of these prior period corrections on the consolidated balance sheet as of December 31, 2015 is as follows:

	As of December 31, 2015
	As Reported	Adjustments	As Restated
Deferred income taxes	$216,564	$(27,481)	$189,083
Total assets	530,542	(27,481)	503,061
2019 convertible senior notes, net - current	—	201,985	201,985
Total current liabilities	20,836	201,985	222,821
2019 convertible senior notes, net - long term	201,985	(201,985)	—
Equity component of currently redeemable convertible notes (Note 5)	—	39,628	39,628
Additional paid-in capital	701,478	(39,628)	661,850
Accumulated deficit	(402,010)	(27,481)	(429,491)
Total stockholders' equity	304,391	(67,109)	237,282
Total liabilities and stockholders' equity	530,542	(27,481)	503,061

The effects of these prior period corrections on the condensed consolidated balance sheets as of March 31, 2016 and June 30, 2016 is as follows:

	As of March 31, 2016
	As Reported	Adjustments	As Restated
Deferred income taxes	$157,258	(27,481)	$129,777
Total assets	613,438	(27,481)	585,957
Accumulated deficit	(395,402)	(27,481)	(422,883)
Total stockholders' equity	392,077	(27,481)	364,596
Total liabilities and stockholders' equity	613,438	(27,481)	585,957

	As of June 30, 2016
	As Reported	Adjustments	As Restated
Deferred income taxes	$161,076	(27,481)	$133,595
Total assets	616,799	(27,481)	589,318
Accumulated deficit	(401,165)	(27,888)	(429,053)
Equity component of currently reedemable convertible notes	—	34,673	34,673
Additional paid in capital	789,315	(34,266)	755,049
Total stockholders' equity	391,916	(62,154)	329,762
Total liabilities and stockholders' equity	616,799	(27,481)	589,318

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Reconcilation of certain non-GAAP financial measures.